CONFORMED COPY

     AMENDMENT dated as of December 22, 2004 (this “Amendment”), to the Credit Agreement dated as of February 17, 2004 (as amended, supplemented or otherwise modified as of the date hereof, the “Credit Agreement”), among PLIANT CORPORATION (the “Parent Borrower”), UNIPLAST INDUSTRIES CO. (the “Canadian Subsidiary Borrower”), the domestic subsidiary borrowers party to the Credit Agreement (collectively, the “Domestic Subsidiary Borrowers” and, together with the Parent Borrower and the Canadian Subsidiary Borrower, the “Borrowers”), the financial institutions party to the Credit Agreement as Lenders (the “Lenders”), CREDIT SUISSE FIRST BOSTON, acting through its Cayman Islands Branch, as Administrative Agent and Documentation Agent, GENERAL ELECTRIC CAPITAL CORPORATION, as successor Collateral Agent, and JPMORGAN CHASE BANK, N.A. (formerly known as JPMorgan Chase Bank), as Syndication Agent.

            A. The Parent Borrower has requested that the Lenders agree to amend certain provisions of the Credit Agreement as set forth herein.

            C. The undersigned Lenders are willing so to amend the Credit Agreement pursuant to the terms and subject to the conditions set forth herein.

            D. Capitalized terms used and not otherwise defined herein shall have the meanings assigned thereto in the Credit Agreement.

            SECTION 1. Amendments to Section 1.01. Section 1.01 of the Credit Agreement is hereby amended as follows:

     (a) by deleting the table in the definition of the term “Applicable Rate” in its entirety and inserting the following in lieu thereof:

“Availability Amount	ABR Spread	Eurodollar Spread
Category 1
Less than $15,000,000	2.00%	3.00%
Category 2
Greater than or equal to $15,000,000 and less than $25,000,000	1.75%	2.75%
Category 3
Greater than or equal to $25,000,000	1.50%	2.50%

     Notwithstanding the foregoing, the Applicable Rate with respect to any Loan will be determined by reference to (a) Category 1 (i) at any time prior to and including the date of satisfaction of the Cash Collateral Security Requirement, (ii) at any time that an Event of Default has occurred and is continuing, (iii) during any Daily Reporting Period or (iv) if the Parent Borrower fails to deliver any Borrowing Base Certificate required to be delivered by it pursuant to Section 5.01(g), during the period from the expiration of the time for delivery thereof until the Parent Borrower delivers such Borrowing Base Certificate, and (b) Category 2 during any Weekly Reporting Period.”

     (b) by deleting clause (d) of the definition of the term “Permitted Encumbrances” in its entirety and inserting the following in lieu thereof:

     “(d) (i) Liens incurred on assets of any Foreign Subsidiary that is not a Loan Party to secure the obligations of the Parent Borrower or any of its Subsidiaries under trade contracts in the ordinary course of business; provided that the aggregate amount of such obligations (other than obligations constituting Indebtedness incurred pursuant to clauses (v), (viii) or (ix) of Section 6.01) that may be secured pursuant to this subclause (i) and outstanding at any time shall not exceed $35,000,000 minus the aggregate amount of Indebtedness that has been incurred pursuant to clauses (v), (viii) and (ix) of Section 6.01 and that is outstanding at such time, or (ii) deposits made to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;”

     (c) by adding the following definition in appropriate alphabetical order:

     ““Permitted Notes Refinancing Indebtedness” means any Indebtedness of the Parent Borrower issued to refinance, redeem, repurchase or otherwise replace (collectively,“refinance”) all or any portion of any of the Senior First Lien Notes, Senior Second Lien Notes or Senior Subordinated Notes (or previous refinancings, redemptions, repurchases or replacements thereof constituting Permitted Notes Refinancing Indebtedness), provided that (a) the aggregate principal amount at maturity of such Permitted Notes Refinancing Indebtedness does not exceed the aggregate principal amount at maturity of the Indebtedness being refinanced (plus unpaid accrued interest and premium thereon), (b) if the aggregate principal amount at maturity of the Indebtedness being refinanced exceeds the accreted value of such Indebtedness, the accreted value of such Permitted Notes Refinancing Indebtedness does not exceed the accreted value of the Indebtedness being refinanced (plus unpaid accrued interest (not included in the accreted value) and premium thereon), (c) such Permitted Notes Refinancing Indebtedness has a rate of interest at a market rate determined at the time of pricing, but in any event at no time greater than the rate of interest of any of the Indebtedness being refinanced, (d) the stated maturity of such Permitted Notes Refinancing Indebtedness is no earlier than the later of (i) 180 days after the Maturity Date and (ii) the date on which the Indebtedness being refinanced would otherwise come due in accordance with its terms, (e) such Permitted Notes Refinancing Indebtedness does not require any scheduled amortization, principal or sinking fund payments earlier than the later of (i) 180 days after the Maturity Date and (ii) the date on which the Indebtedness being refinanced would otherwise come due in accordance with its terms, (f) with respect to any refinancing of the Senior Subordinated Notes, such Permitted Notes Refinancing Indebtedness is unsecured and subordinated in right of payment to the Obligations on terms no less favorable to the Lenders than those contained in the Senior Subordinated Note Documents, (g) such Permitted Notes Refinancing Indebtedness does not have different obligors or guarantors than those with respect to the Senior First Lien Notes, Senior Second Lien Notes or Senior Subordinated Notes, as applicable, and (h) all other terms and conditions (including, as applicable, any collateral and intercreditor provisions) of such Permitted Refinancing Indebtedness are not less favorable to the Lenders or the Parent Borrower and its subsidiaries in any material respect than those contained in the Senior First Lien Notes, Senior Second Lien Notes or Senior Subordinated Notes, as applicable.”

     (d) by deleting the definition of the term “Reduced Availability Amount” in its entirety and inserting the following in lieu thereof:

     ““Reduced Availability Amount” means, at any time, (a) in the case of a Reduced Availability Period pursuant to clause (a) of the definition of “Reduced Availability Period”, (i) the lesser of (A) the total amount of the Commitments at such time and (B) the Borrowing Base in effect at such time minus (ii) $15,000,000, (b) in the case of a Reduced Availability Period pursuant to clause (b) of the definition of “Reduced Availability Period”, the Borrowing Base in effect at such time minus $10,000,000 or (c) in the case of a Reduced Availability Period pursuant to both clauses (a) and (b) of the definition of “Reduced Availability Period”, an amount equal to the lesser of the amounts determined pursuant to clauses (a) and (b) of this definition.

     (e) by deleting the definition of the term “Reduced Availability Period” in its entirety and inserting the following in lieu thereof:

     ““Reduced Availability Period” means (a) each period commencing on the last day of a fiscal quarter of the Parent Borrower as of which the Fixed Charge Coverage Ratio was less than the ratio set forth for such fiscal quarter in the table below and ending on the next date of delivery of financial statements of the Parent Borrower pursuant to Section 5.01(a) or (b) and the related certificate of a Financial Officer pursuant to Section 5.01(c) demonstrating that the Fixed Charge Coverage Ratio as of the last day of the fiscal period to which such financial statements relate is greater than or equal to the ratio set forth for such fiscal period in the table below and (b) each period commencing on any date on which the Borrowing Base in effect is less than $110,000,000 if, on the last day of the most recently completed fiscal quarter of the Parent Borrower ended on or prior to such date, the Fixed Charge Coverage Ratio was less than 1.10 to 1.00 and ending on the earlier of (x) the next date on which the Borrowing Base in effect equals or exceeds $110,000,000 and (y) the next date of delivery of financial statements of the Parent Borrower pursuant to Section 5.01(a) or (b) and the related certificate of a Financial Officer pursuant to section 5.01(c) demonstrating that the Fixed Charge Coverage Ratio as of the last day of the fiscal period to which such financial statements relate is greater than or equal to 1.10 to 1.00.

Fiscal Quarter/Fiscal Period End	Ratio
September 30, 2004	0.95 to 1.00
December 31, 2004	0.95 to 1.00
March 31, 2005	0.90 to 1.00
June 30, 2005	0.90 to 1.00
September 30, 2005	0.90 to 1.00
December 31, 2005	0.90 to 1.00
March 31, 2006	1.00 to 1.00
June 30, 2006	1.00 to 1.00
September 30, 2006	1.00 to 100
December 31, 2006	1.10 to 1.00
March 31, 2007 and thereafter	1.10 to 1.00”

     (f) by deleting the definition of the term “Senior First Lien Note Indenture” in its entirety and inserting the following in lieu thereof:

     ““Senior First Lien Note Indenture” means the indenture dated as of February 17, 2004, or any other indenture or similar agreement or instrument, in each case pursuant to which any Senior First Lien Notes are issued.”

     (g) by deleting the definition of the term “Senior First Lien Notes” in its entirety and inserting the following in lieu thereof:

     ““Senior First Lien Notes” means the $306,000,000 principal amount at maturity of 11 1/8% senior secured discount notes due 2009 of the Parent Borrower issued in exchange for the substantially identical notes of like tenor privately issued on the Effective Date and any Permitted Notes Refinancing Indebtedness in respect thereof.”

     (h) by deleting the definition of the term “Senior Second Lien Note Indenture” in its entirety and inserting the following in lieu thereof:

     ““Senior Second Lien Note Indenture” means the indenture dated as of May 30, 2003, between the Parent Borrower and Wilmington Trust Company, as trustee, or any other indenture or similar agreement or instrument, in each case pursuant to which any Senior Second Lien Notes are issued.”

     (i) by deleting the definition of the term “Senior Second Lien Notes” in its entirety and inserting the following in lieu thereof:

     ““Senior Second Lien Notes” means the $250,000,000 aggregate principal amount of 11 1/8% senior secured notes due 2009 of the Parent Borrower outstanding on the Effective Date and any Permitted Notes Refinancing Indebtedness in respect thereof.”

     (j) by deleting the definition of the term “Senior Subordinated Note Indenture” in its entirety and inserting the following in lieu thereof:

     ““Senior Subordinated Note Indenture” means the indenture dated as of May 31, 2000, between the Parent Borrower and The Bank of New York, as trustee, or any other indenture or similar agreement or instrument, in each case pursuant to which any Senior Subordinated Notes are issued.”

     (k) by deleting the definition of the term “Senior Subordinated Notes” in its entirety and inserting the following in lieu thereof:

     ““Senior Subordinated Notes” means the $320,000,000 aggregate principal amount of 13% senior subordinated notes due 2010 of the Parent Borrower outstanding on the Effective Date and any Permitted Notes Refinancing Indebtedness in respect thereof.”

              SECTION 2. Amendment to Section 2.10. Section 2.10 of the Credit Agreement is hereby amended by deleting paragraph (d) in its entirety and inserting the following in lieu thereof:

     “(d) Prior to any optional or mandatory prepayment of Borrowings hereunder (other than a mandatory prepayment made pursuant to clause (c) above), the Parent Borrower shall, subject to the requirements of clause (b) above, select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to paragraph (e) of this Section; provided that (i) any mandatory prepayment of Revolving Borrowings pursuant to clause (b)(iii) above shall be allocated to each Class of Revolving Borrowings on a pro rata basis, (ii) the Parent Borrower may elect not to provide notice, or select the Borrowing or Borrowings to be prepaid, in connection with a mandatory prepayment pursuant to clause (b) above and, in such an event, (A) except in the case of a prepayment pursuant to clause (b)(iii) above, such prepayment shall be applied to outstanding Borrowings in such manner as the Administrative Agent deems appropriate to comply with the terms of clause (b) above and (B) to the extent that the terms of clause (b) above and subclause (A) of this clause (ii) do not require any prepayment to be allocated to any specific Class of Borrowings, the Administrative Agent shall apply such prepayment to each Class of Revolving Borrowings on a pro rata basis, and (iii) each prepayment of Revolving Borrowings within any Class shall be applied to prepay ABR Borrowings before any other Borrowings, with any excess prepayment amount applied to prepay Eurodollar Borrowings in order of expiration of their respective Interest Periods (and applied on a pro rata basis in respect of Eurodollar Borrowings with Interest Periods expiring on the same date).”

              SECTION 3. Amendments to Section 6.01. Section 6.01 of the Credit Agreement is hereby amended as follows:

     (a) by deleting clause (vi) of that Section in its entirety and inserting the following in lieu thereof:

     “(vi) the Senior First Lien Notes in an aggregate principal amount at maturity not exceeding $306,000,000 plus the amount of additional Permitted Notes Refinancing Indebtedness in respect thereof incurred in respect of unpaid accrued interest (not included in the accreted value) and premium thereon;”

     (b) by deleting clause (ix) of that Section in its entirety and inserting the following in lieu thereof:

     “(ix) other Indebtedness of any Subsidiary that is not a Loan Party; provided that the aggregate amount of Indebtedness that may be incurred pursuant to this clause (ix) and outstanding at any time shall not exceed $35,000,000, minus (A) the aggregate amount of Indebtedness that has been incurred pursuant to clauses (v) and (viii) above and that is outstanding at such time and (B) the aggregate amount of other obligations that have been secured pursuant to subclause (i) of clause (d) of the definition of the term “Permitted Encumbrances” and that are outstanding at such time;”

     (c) by deleting clause (x) of that Section in its entirety and inserting the following in lieu thereof:

     “(x) the Senior Second Lien Notes in an aggregate principal amount not exceeding $250,000,000 plus the amount of additional Permitted Notes Refinancing Indebtedness in respect thereof incurred in respect of unpaid accrued interest and premium thereon;”

     (d) by deleting clause (xi) of that Section in its entirety and inserting the following in lieu thereof:

     “(xi) the Senior Subordinated Notes in an aggregate principal amount not exceeding $320,000,000 plus the amount of additional Permitted Notes

Refinancing Indebtedness in respect thereof incurred in respect of unpaid accrued interest and premium thereon;”

              SECTION 4. Amendment to Section 6.09. Clause (b) of Section 6.09 of the Credit Agreement is hereby amended by deleting all the text in clause (b) immediately following the text “and (ii)” and replacing such deleted text with the following:

“, (ii) payment of regularly scheduled interest payments as and when due in respect of the Senior Second Lien Notes and Senior Subordinated Notes and (iii) payment of principal or accreted value of or interest on any Senior First Lien Note, Senior Second Lien Note or Senior Subordinated Note in connection with the incurrence of any Permitted Notes Refinancing Indebtedness in respect thereof.”.

              SECTION 5. Amendment to Section 6.11. Section 6.11 of the Credit Agreement is hereby amended by inserting the words (a) “or other secured obligations” immediately following the words “relating to secured Indebtedness” and (b) “or other obligations” immediately following the words “securing such Indebtedness”, in each case in clause (vi) of the proviso to that Section.

              SECTION 6. Agreement. It shall be an immediate Event of Default if the Administrative Agent and the Collateral Agent shall not have each received the results of an updated field examination with respect to the accounts receivable and inventory of the Parent Borrower and the Subsidiaries and an inventory appraisal with respect to the inventory of the Parent Borrower and the Subsidiaries, in each case in form and substance reasonably satisfactory to each of the Administrative Agent and the Collateral Agent, on or before March 1, 2005 (or such later date as is acceptable to the Administrative Agent and the Collateral Agent in their respective sole discretion).

              SECTION 7. Amendment Fee. In consideration of the agreements of the Lenders contained in this Amendment, the Parent Borrower agrees to pay (or cause to be paid) to the Administrative Agent, for the account of each Lender that delivers an executed counterpart of this Amendment at or prior to 5:00 p.m., New York City time, on December 22, 2004, an amendment fee (the “Amendment Fee”) in an amount equal to 0.20% of the aggregate amount of the Commitments of such Lender.

              SECTION 8. Representations and Warranties. The Parent Borrower represents and warrants to the Administrative Agent and to each of the Lenders that:

              (a) This Amendment has been duly authorized, executed and delivered by the Parent Borrower and constitutes a legal, valid and binding obligation of the Parent Borrower, enforceable against the Parent Borrower in accordance with its terms.

              (b) Before and after giving effect to this Amendment, the representations and warranties set forth in the Loan Documents are true and correct in all material respects on and as of the date hereof with the same effect as if made on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date.

              (c) Before and after giving effect to this Amendment, no Default has occurred and is continuing.

              SECTION 9. Conditions to Effectiveness. This Amendment shall become effective when (a) the Administrative Agent shall have received (i) counterparts of this Amendment that, when taken together, bear the signatures of the Parent Borrower and the Required Lenders, (ii) the Amendment Fees and (iii) a certificate as of the date hereof of a Financial Officer of the Parent Borrower or the Canadian Subsidiary Borrower, as applicable, setting forth the information required pursuant to clauses (i) and (ii) of Section 5.03(b) of the Credit Agreement, (b) the representations and warranties set forth in Section 8 hereof are true and correct (as set forth on an officer’s certificate delivered to the Administrative Agent) and (c) all fees and expenses required to be paid or reimbursed by the Parent Borrower pursuant hereto or the Credit Agreement or otherwise, including all invoiced fees and expenses of counsel to the Administrative Agent, shall have been paid or reimbursed, as applicable.

              SECTION 10. Credit Agreement. Except as specifically amended hereby, the Credit Agreement shall continue in full force and effect in accordance with the provisions thereof as in existence on the date hereof. After the date hereof, any reference to the Credit Agreement shall mean the Credit Agreement as amended hereby. This Amendment shall be a Loan Document for all purposes.

              SECTION 11. Applicable Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

              SECTION 12. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one agreement. Delivery of an executed signature page to this Amendment by facsimile transmission shall be effective as delivery of a manually signed counterpart of this Amendment.

              SECTION 13. Expenses. The Parent Borrower agrees to reimburse the Administrative Agent for reasonable out-of-pocket expenses in connection with this Amendment, including the fees, charges and disbursements of Cravath, Swaine & Moore LLP, counsel for the Administrative Agent.

              SECTION 14. Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

            IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first written above.

PLIANT CORPORATION,

by	/s/ James Ide Name: James Ide Title: Executive Vice President and Chief Financial Officer

SIGNATURE PAGE TO
AMENDMENT DATED AS OF
December 22, 2004

To Approve the Amendment:

Name of Institution Chase Lincoln First Commercial Corporation

by	/s/ Peter Dedousis Name: Peter Dedousis Title: President

SIGNATURE PAGE TO
AMENDMENT DATED AS OF
December 22, 2004

To Approve the Amendment:

Name of Institution The CIT Group/Business Credit Inc.

by	/s/ Mark Cuccinello Name: Mark Cuccinello Title: Assistant Vice President

SIGNATURE PAGE TO
AMENDMENT DATED AS OF
December 22, 2004

To Approve the Amendment:

Name of Institution Credit Suisse First Boston, acting through its Cayman Islands Branch

by	/s/ Joseph Adipietro Name: Joseph Adipietro Title: Director

by	/s/ Joshua Parrish Name: Joshua Parrish Title: Associate

SIGNATURE PAGE TO
AMENDMENT DATED AS OF
December 22, 2004

To Approve the Amendment:

Name of Institution General Electric Capital Corporation

by	/s/ David Ekizian Name: David Ekizian Title: Vice President

SIGNATURE PAGE TO
AMENDMENT DATED AS OF
December 22, 2004

To Approve the Amendment:

Name of Institution LaSalle Business Credit LLC

by	/s/ James C. Simpson Name: James C. Simpson Title: Vice President

SIGNATURE PAGE TO
AMENDMENT DATED AS OF
December 22, 2004

To Approve the Amendment:

Name of Institution UBS AG Stamford Branch

by	/s/ Anthony N. Joseph Name: Anthony N. Joseph Title: Associate Director Banking Products Services, US

by	/s/ Winslowe Ogbourne Name: Winslowe Ogbourne Title: Associate Director Banking Products Services, US